UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2007

AMERICAN ELECTRIC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24575	59-3410234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6410 Long Drive, Houston, TX 77087	77087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-644-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01(a) - Change in Registrant’s Certifying Accountant.

On December 5, 2007, Registrant dismissed McGladrey & Pullen, LLP as Registrant’s independent auditor. During the Registrant’s two most recently completed fiscal years and the subsequent interim period preceding the dismissal of McGladrey & Pullen, LLP, there were no disagreements with McGladrey & Pullen, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of McGladrey & Pullen, LLP would have caused it to make reference to the subject matter of the disagreement in connection with any reports it would have prepared on the Registrant’s financial statements.

McGladrey & Pullen, LLP did not issue any reports on the financial statements of the Registrant for either of the past two fiscal years. The reports on the Registrant’s financial statements for the two fiscal years ended December 31, 2006 were issued by Tedder, James, Worden & Associates, P.A., certain of whose partners merged with McGladrey & Pullen, LLP effective June 1, 2007, and did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Registrant’s Audit Committee approved the dismissal of McGladrey & Pullen, LLP.

The Registrant requested McGladrey & Pullen, LLP to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements of Registrant herein and, if not, stating the respects in which it does not agree. A copy of the response of McGladrey & Pullen, LLP is attached as an exhibit to this report.

On December 5, 2007, Registrant engaged Ham, Langston & Brezina, LLP as its new independent accountant to audit its financial statements. During the Registrant’s two most recent fiscal years, and the subsequent interim period through the date of such engagement, neither the Registrant, nor someone on its behalf, consulted with Ham, Langston & Brezina, LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

Item 9.01 Financial Statements and Exhibits.

As set forth in Item 4.01, there is furnished herewith as Exhibit 16.1, a letter of former accountants, McGladrey & Pullen, LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ELECTRIC TECHNOLOGIES, INC. (Registrant)

Date: December 10, 2007	By:	/s/ John H. Untereker
John H. Untereker
Senior Vice President, CFO and Secretary

EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter of former accountants, McGladrey & Pullen, LLP.